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                                                  EXHIBIT 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1996, except as to the liquidity and capital resources information described in Note 12, which is as of February 29, 1996, and the subsequent events described in Note 13, which is as of March 15, 1996, relating to the financial statements of InVision Technologies, Inc., which appears in InVision Technologies, Inc.'s Registration Statement on Form S-1 dated June 7, 1996.



PRICE WATERHOUSE LLP

San Jose, California
July 22, 1996